UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
October 20, 2017 (December 27, 2016)

Joey New York, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-180954	68-0682410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trump Tower I, 16001 Collins Ave #3202 Sunny Isles Beach, Florida	33160
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (305) 948-9998

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On December 27, 2016 Joey New York, Inc. ("Joey" or the "Company") entered into a Promissory Note (the "Note") with Salamon Brothers, LLC (the "Lender") in the original principal amount of $52,500.00.  The Note can be converted after 180 days into common stock at a market closing bid discount of 50% is converting at less than 5 days of the average trading volume, 60% if converting at more than 5 days of average trading volume and 65% if converting at more than 10 days of average trading volume.  The note bears interest at 12% per annum and is due and payable on June 17, 2017.

The foregoing description is qualified in their entirety by reference to the Promissory Note, a copy of which appears as an Exhibit to this Form 8-K and is incorporated by reference to this Item 1.01.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are filed herewith:

No.	Description

10.1	Promissory Note between Joey New York, Inc. and Salamon Brothers LLC dated December 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOEY NEW YORK, INC.
(Registrant)

Dated: October 20, 2017	By: \s\ Richard Roer
Richard Roer
President